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                                                                     Exhibit 1.1

                       TAIWAN SEMICONDUCTOR MANUFACTURING
                                COMPANY LIMITED


                     240,000,000 AMERICAN DEPOSITARY SHARES


                                  REPRESENTING
                          1,200,000,000 COMMON SHARES
                          (PAR VALUE NT$10 PER SHARE)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   May    , 2007

Goldman Sachs International
Peterborough Court
133 Fleet Street, London EC4A 2BB
England

J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ
England

     As the representatives (the "Representatives") of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

     Koninklijke Philips Electronics N.V. (the "Selling Shareholder" or "Philips"), a shareholder of Taiwan Semiconductor Manufacturing Company Limited, a company limited by shares (the "Company") and duly organized and existing under the laws of the Republic of China (the "ROC"), proposes, subject to the terms and conditions stated herein, to sell to the underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 240,000,000 American Depositary Shares representing 1,200,000,000 common shares, par value NT$10 per share (the "Common Shares"), of the Company. The aggregate of 240,000,000 American Depositary Shares representing 1,200,000,000 Common Shares to be sold by the Selling Shareholder are herein called the "ADSs". The Common Shares represented by the ADSs are hereinafter called the "Shares".



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     The ADSs are to be issued pursuant to an amended and restated deposit agreement (the "Deposit Agreement") dated as of November 30, 2005, among the Company, Citibank N.A., as depositary (the "Depositary"), and holders and beneficial owners from time to time of the American Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive five Common Shares deposited pursuant to the Deposit Agreement.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

     (i)       An "automatic shelf registration statement" as defined under
     Rule 405 under the Securities Act of 1933, as amended (the "Act"), on Form
     F-3 (File No. 333-    ) (the "Initial Registration Statement") in respect
     of the Shares has been filed with the Securities and Exchange Commission (the "Commission") not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the various parts of such registration statement, including all exhibits thereto, the documents incorporated by reference in the prospectus contained in such registration statement and any prospectus relating to the Shares or the ADSs that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the preliminary form of prospectus filed as part of the Initial Registration Statement (or any post-effective amendment thereto) or any preliminary form of prospectus relating to the Shares or the ADSs filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a "Preliminary Prospectus"; the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the "Pricing Prospectus"; the form of the final prospectus, relating to the Shares and the ADSs filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, Pricing Prospectus or Prospectus, as the case may be, under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus, Pricing Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any



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     annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus";

     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and each Preliminary Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by the Selling Shareholder expressly for use therein;

     (iii) For the purposes of this Agreement, the "Applicable Time" is New York time on the date of this Agreement. The Pricing Prospectus (considered together with the amount and price to the public of the ADSs as listed on the front page of the Prospectus), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus (considered together with the amount and price to the public of the ADSs as listed on the front page of the Prospectus), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by the Selling Shareholder expressly for use therein;

     (iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as



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     applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by the Selling Shareholder expressly for use therein; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

     (v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the Registration Statement and the Prospectus will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by the Selling Shareholder expressly for use therein;

     (vi) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a "well-known seasoned issuer" as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an "ineligible issuer" as defined in Rule 405 under the Act;

     (vii)     Registration statements on Form F-6 (File Nos. 333-126397 and
     333-    ) in respect of the ADSs have been filed with the Commission; such registration statements and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statements has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statements has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statements, including all exhibits thereto, each as amended at the time such part of the registration statement(s) became effective, being hereinafter collectively called the



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     "ADR Registration Statement"); and the ADR Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (viii) The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than through the exercise of options under currently existing employee stock option plans), any increase in the long-term debt of the Company in excess of US$1 billion or any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus; the Company has no subsidiary that as of the date of the Registration Statement and Pricing Prospectus is a "significant subsidiary" as defined in Regulation S-X under the Act;

     (ix) The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

     (x) The Company has been duly incorporated and is validly existing as a company limited by shares under the laws of the ROC, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management or current or future consolidated financial position, shareholders' equity or results of the operations of the Company taken as a whole (a "Material Adverse Effect");

     (xi) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued, are fully paid and non-



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     assessable and all of the issued and outstanding Common Shares conform in all material respects to the description of the Common Shares contained in the Pricing Prospectus and the Prospectus; all of the issued and outstanding Common Shares (including the Shares) have been duly listed and admitted for trading on the Taiwan Stock Exchange of the ROC (the "TSE"); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares or the ADSs in connection with the transactions contemplated hereby or otherwise; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of capital stock of the Company, except as set forth in the sections entitled "Item 6. Directors, Senior Management and Employees", "Item 10. Additional Information--Description of Common Shares" and "Item 10. Additional Information--Foreign Investment in the ROC" in the Company's Annual Report on Form 20-F for the year ended December 31, 2006 (the "Annual Report") incorporated by reference in the Pricing Prospectus; the Shares may be freely deposited by the Selling Shareholder with the Depositary against issuance of ADRs evidencing ADSs; the ADSs are freely transferable by the Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus) the initial purchasers thereof;

     (xii) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the terms and conditions of the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus as of the date hereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of the ROC and of the United States except as described in the Pricing Prospectus under the caption "Description of American Depositary Receipts" and in the sections entitled "Item 10. Additional Information--Foreign Investment in the ROC" and "Item
     10. Additional Information--Description of Common Shares" in the Annual Report incorporated by reference in the Pricing Prospectus;

     (xiii) This Agreement has been duly authorized, executed and delivered by the Company;

     (xiv) Other than as set forth or contemplated in the Pricing Prospectus, no consent, approval, authorization, order of, or clearance by, or registration or filing with any governmental agency or body or any court or any stock exchange authorities (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company is required for the consummation of the transactions contemplated by the Deposit Agreement and this Agreement, the deposit of the Shares with the Depositary by the



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     Selling Shareholder, or the issuance and sale of ADRs evidencing the ADSs representing the Shares at the Time of Delivery, except for (A) registration of the Shares and ADSs under the Act, and any filings required under Rule 424 of the Act, (B) the approval of the Central Bank of the Republic of China (Taiwan) ("CBC") of foreign exchange settlements and payments contemplated by the Deposit Agreement, (C) the filings and approvals, if any, required under the Guidelines for Handling Issuance and Offer of Overseas Securities by Issuers of the ROC (the "Overseas Offering Rules"), the Securities and Exchange Law of the ROC and the Company Law of the ROC and as required by the Financial Supervisory Commission of the ROC (the "ROC FSC") and the CBC, (D) any governmental authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the ROC and the United States in connection with the purchase and distribution of the ADSs by or for the account of the Underwriters and (E) those approvals which have been obtained under the laws of the ROC and are in full force and effect as of the date hereof, including the approval of the Science-Park Administration ("SPA"), the CBC and the ROC FSC;

     (xv) Other than as set forth in the Pricing Prospectus, no governmental approvals are currently required in the ROC in order for the Company to pay dividends or other distributions declared by the Company to holders of Common Shares, including the Depositary, or for the conversion by the Depositary of any dividends paid in New Taiwan dollars ("NT dollars") to U.S. dollars or the repatriation thereof out of the ROC and no other withholding or other taxes under the current laws and regulations of the ROC are imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock;

     (xvi) The compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation of the Company or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its properties, including the Company Law of the ROC and the Securities and Exchange Law of the ROC and the regulations promulgated thereunder;

     (xvii) Other than as set forth in the Pricing Prospectus, the Company is not in violation of its constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;



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     (xviii)   Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs;

     (xix) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

     (xx) The Company is not and, after giving effect to the offering and sale of the ADSs, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (xxi) Except as otherwise disclosed in the Pricing Prospectus, the Company has all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies having jurisdiction over the Company that are necessary to own or lease its properties and conduct its businesses as described in the Pricing Prospectus and the Prospectus other than any such licenses, franchises, authorizations, approvals, orders or concessions the absence of which would not individually or in the aggregate have a Material Adverse Effect;

     (xxii) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC;

     (xxiii) Deloitte & Touche, who has certified certain financial statements of the Company and its subsidiaries, and has audited the Company's internal control over financial reporting and management's assessment thereof, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

     (xxiv) The audited consolidated financial statements (and the notes thereto) (the "Consolidated Financial Statements") of the Company incorporated by reference in the Pricing Prospectus and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position of the Company for the periods specified, and the Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles in the ROC ("ROC GAAP") applied on a consistent basis throughout the periods presented (other than as described therein); the interim consolidated financial information (the "Interim Consolidated Financial Information") of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus presents fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position of the Company for the periods specified, and the Interim Consolidated Financial Information has been prepared in



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     conformity with ROC GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the interim unconsolidated financial information (the "Interim Unconsolidated Financial Information") of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus presents fairly the unconsolidated financial position of the Company as of the dates indicated and the unconsolidated results of operations and changes in unconsolidated financial position of the Company for the periods specified, and the Interim Unconsolidated Financial Information has been prepared in conformity with ROC GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected financial data included in the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Consolidated Financial Statements, the Interim Consolidated Financial Information and the Interim Unconsolidated Financial Information, respectively, except as otherwise indicated in the Pricing Prospectus;

     (xxv) With the understanding among the Company and the Underwriters that (a) the semiconductor industry is characterized by frequent litigation regarding Intellectual Property (as defined below); (b) the Company has received, from time-to-time, communications from third parties asserting that the Company may infringe upon their Intellectual Property; and (c) because of the complexity of the technologies used and the multitude and overlapping of Intellectual Property, it is often difficult for semiconductor companies such as the Company to determine infringement, the Company reasonably believes that it owns or possesses the patents, patent licenses, licenses, trademarks, service marks, trade names, service names, copyrights and other intellectual property rights ("Intellectual Property") necessary to conduct its business as presently conducted and as proposed to be conducted; and the Company reasonably believes that it has not received notice or claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which notice or claim remains in dispute and which is reasonably likely (and not merely remotely possible) to have a Material Adverse Effect;

     (xxvi) Under the laws of the ROC, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

     (xxvii)   Except as described in the Pricing Prospectus or this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the ROC or any authority thereof or therein;

     (xxviii) This Agreement and the Deposit Agreement are in proper form under the laws of the ROC for the enforcement thereof against the Company under the laws of the ROC; to ensure the legality, validity, enforceability and admissibility into evidence in the ROC of the Deposit Agreement, it is not necessary that the Deposit Agreement be filed or recorded with any court or other authority in the ROC or that any stamp or similar tax be



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     paid in the ROC or in respect of the Deposit Agreement or any other document to be furnished thereunder, it being understood that in court proceedings in the ROC a translation into the Chinese language may be required; to ensure the legality, validity, enforceability and admissibility into evidence in the ROC of this Agreement, it is not necessary that any stamp or similar tax be paid in the ROC or in respect of any other document to be furnished hereunder, so long as this Agreement or any documents which are deemed "receipts" under the ROC stamp tax law are executed by all parties outside the ROC;

     (xxix) The section entitled "Item 5. Operating and Financial Reviews and Prospects" in the Annual Report incorporated by reference in the Pricing Prospectus and the Prospectus accurately and fully describes in all material respects (A) accounting policies which the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments ("critical accounting policies"); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof;

     (xxx) The Company's Audit Committee and management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and the management has consulted with its legal advisors and independent accountants with regards to such disclosure;

     (xxxi) (A) The sections entitled "Recent Developments" in the Pricing Prospectus and the Prospectus and "Item 5. Operating and Financial Reviews and Prospects--Liquidity and Capital Resources" in the Annual Report incorporated by reference in the Pricing Prospectus and the Prospectus accurately and fully describe in all material respects: all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (B) neither the Company nor any of its subsidiaries is engaged in any transactions with, or has any obligations to, any unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its subsidiaries, including, without limitation, structured finance entities and special purpose entities, or is otherwise engaged in, or has any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not";

     (xxxii)   Except as set forth in the Pricing Prospectus, the Company is not engaged in any material transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available to other parties on an arm's-length basis; and

     (xxxiii) The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

     (b) Philips represents and warrants to, and agrees with, each of the Underwriters and the Company that:

     (i) Philips has been duly incorporated and is validly existing as a company with limited liability under the laws of The Netherlands;

     (ii) Each of this Agreement and the Philips Custody Agreement (as defined in subsection (b)(xvi) below) has been duly authorized, executed and delivered by Philips and constitutes a valid and legally binding agreement of Philips, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (iii) No consent, approval, authorization, order of, clearance by or registration or filing with any Governmental Agency having jurisdiction over Philips is required for the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery, for the sale and delivery of the ADSs to be sold by Philips hereunder and for the execution, delivery and performance by Philips of this Agreement and the Philips Custody Agreement, except for such consents, approvals, authorizations, orders, clearances, filings or registrations (A) as have been obtained or made prior to the date of this Agreement and are in full force and effect, (B) as may be required under the Act, the rules and regulations of the Commission and under state securities or Blue Sky laws, (C) as may be required by the laws of or any Governmental Agency in the ROC or (D) as may be required by the laws of or any Governmental Agency in any jurisdiction outside The Netherlands, the United States or the ROC in connection with equity offerings generally; and Philips has full right, power and authority to enter into and perform under this Agreement and the Philips Custody Agreement and to sell, assign, transfer and deliver the Shares to the Depositary for deposit against issuance of the ADRs evidencing the ADSs to be sold by Philips hereunder;

     (iv) The sale of the ADSs to be sold by Philips hereunder, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery, the compliance by Philips with all of the provisions of this Agreement, the Deposit Agreement and the Philips Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Philips is a party or by which Philips is bound, or to which any of the property or assets of Philips is subject, other than any such conflict, breach or violation that would not have a material adverse effect on the ability of Philips to perform its obligations under this Agreement, the Deposit Agreement and the Philips Custody Agreement, nor will such action result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over Philips or the property of Philips other than any such violation that would not have a material adverse effect on the ability of Philips to perform its obligations under this Agreement, the Deposit Agreement and the Philips Custody Agreement;

     (v) Philips has, and immediately prior to the Time of Delivery Philips will have, good and valid title to the Shares to be deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be sold by Philips hereunder, free and clear of all liens, encumbrances, equities or claims;

     (vi) Assuming the Deposit Agreement has been duly authorized and delivered by the parties thereto, the ADSs delivered at the Time of Delivery by Philips will be freely transferable by Philips to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of the ROC and of the United States except as described in the Pricing Prospectus under the caption "Description of American Depositary Receipts" and the sections entitled "Item 10. Additional Information--Foreign Investment in the ROC" or "Item 10. Additional Information--Description of Common Shares" in the Annual Report incorporated by reference in the Pricing Prospectus (or under such other captions as may be applicable in any amendment or supplement to the Pricing Prospectus);

     (vii) Philips has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs;

     (viii) To the extent that any statements made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with specific written instructions furnished to the Company by Philips expressly for use therein or any information is omitted therefrom in reliance on and in conformity with specific written instructions provided by Philips expressly for use therein (all such written information provided pursuant to such specific written instructions, "Philips Shareholder Information"), the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and any further amendments or supplements thereto did not, do not and will not, (a) as of the applicable effective date as to each part of the Registration Statement, (b) as of the Applicable Time as to the Pricing Prospectus, (c) as of the Applicable Time as to any Issuer Free Writing Prospectus listed on Schedule II(a) hereto, as supplemented by and taken together with the Pricing Prospectus and (d) as of the applicable filing date as to any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein made in reliance upon and in conformity with Philips Shareholder Information not misleading;

     (ix) Other than as set forth in the Pricing Prospectus and so long as this Agreement and the cross receipt or any other documents which are deemed "receipts" under the

     ROC Stamp Tax Law to be delivered hereunder are executed by all the parties thereto outside the ROC, no stamp or other issuance or transfer taxes or duties and no capital gains, income or other taxes (except a securities transaction tax and income tax on stock dividends which have been deferred pursuant to law (as applicable) to be payable by Philips and except such income taxes as may be imposed by the ROC on payments hereunder to any Underwriter or withholding, if any, with respect to any such income tax) are payable by or on behalf of the Underwriters to the government of the ROC or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by Philips against the issuance of ADRs evidencing ADSs or (B) the sale and delivery by Philips of the ADSs to or for the respective accounts of the Underwriters as contemplated in the Pricing Prospectus and the Prospectus and pursuant to the terms of this Agreement or (C) the sale and delivery outside the ROC by the Underwriters of the ADSs to the initial purchasers thereof pursuant to the terms of this Agreement;

     (x) Other than as set forth in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income or other taxes (except such income taxes as may be imposed by The Netherlands on payments hereunder to any Underwriter whose net income is subject to taxation by The Netherlands or withholding, if any, with respect to any such income tax) are payable by or on behalf of the Underwriters to the government of The Netherlands or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by Philips against the issuance of ADRs evidencing ADSs or (B) the sale and delivery by Philips of the ADSs to or for the respective accounts of the Underwriters as contemplated in the Pricing Prospectus and the Prospectus and pursuant to the terms of this Agreement or (C) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof pursuant to the terms of this Agreement;

     (xi) All amounts payable by Philips under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the ROC or any authority thereof or therein;

     (xii) No documentary tax, stamp duty or similar taxes are imposed in the ROC on, or by virtue of the execution or delivery of, this Agreement, provided that this Agreement is executed by all parties outside the ROC;

     (xiii) All amounts payable by Philips under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by The Netherlands (except such income taxes as may be imposed by The Netherlands on payments hereunder to any Underwriter whose net income is subject to tax by The Netherlands or withholding, if any, with respect to any such income tax) or any authority thereof or therein except as described in the Pricing Prospectus nor are any taxes imposed in The Netherlands on, or by virtue of the execution or delivery of, this Agreement;

     (xiv) This Agreement is in proper legal form under the laws of The Netherlands in order to bring a proceeding for the enforcement thereof against Philips under the laws of

     The Netherlands; and in connection with any such proceeding, it is not necessary that this Agreement be filed or recorded with any court or other authority in The Netherlands or that any stamp or similar tax be paid in The Netherlands or in respect of this Agreement, it being understood that in court proceedings in The Netherlands a translation into the Dutch language by a sworn translator may be required and that normal document production requirements will have to be complied with;

     (xv) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, Philips will deliver to the Representatives, prior to or at the Time of Delivery (as defined in Section 4(a) below), a properly completed and executed United States Treasury Department Form W-8BEN or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

     (xvi) Certificates in negotiable form representing all of the Shares to be represented by ADSs to be sold by Philips hereunder will be placed in custody under a Philips Custody Agreement (the "Philips Custody Agreement"), in the form heretofore furnished to the Representatives, to be duly executed and delivered by Philips to Citibank, N.A., Taipei Branch, as custodian (the "Custodian").

     2. Subject to the terms and conditions herein set forth, (a) the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the
     Selling Shareholder, at a purchase price per ADS of US$   , the number of
     ADSs set forth opposite the name of such Underwriter in Schedule I hereto.

     3. Upon the authorization by the Representatives of the release of the ADSs, the several Underwriters propose to offer the ADSs for sale upon the terms and conditions set forth in the Prospectus.

     4.        (a)      ADRs evidencing the ADSs to be purchased by each
     Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives or their United States selling agents may request upon at least forty-eight hours' notice to the Company and the Selling Shareholder prior to the Time of Delivery (the "Notification Time"), shall be delivered by or on behalf of the Selling Shareholder to the Representatives or their United States selling agents, through the facilities of the Depositary or The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the account designated by the Selling Shareholder, payable to the order of the Selling Shareholder in Federal (same day) funds. The Selling Shareholder will cause the certificates representing ADRs evidencing the ADSs to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of the Depositary or DTC, as applicable, or its designated custodian.

     The time and date of such delivery and payment shall be    , New York time,
on May    , 2007 or such other time and date as the Representatives and the
Selling Shareholder may
agree upon in writing. Such time and date for delivery of the ADSs is herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and ADSs and any 'additional documents requested by the Underwriters pursuant to Section 8(o) hereof will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, Bank of China Tower, One Garden Road, Central, Hong Kong (the "Closing Location"), and the ADSs will be delivered as specified in subsection (a) above, all at the Time of Delivery. A meeting will be held at the Closing Location at [10:00] a.m., Hong Kong time, on the business day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, Taiwan or The Netherlands are generally authorized or obligated by law or executive order to close.

     5.        (a)     The Company agrees with each of the Underwriters:

     (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second New York business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the ADSs; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the ADSs by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

     (ii) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

     (iii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (iv) Prior to [12:00] noon, New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City or such other place as the Representatives may specify in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon the Representatives' request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (v) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (vi) To file with the Commission on a timely basis for each year an annual report on Form 20-F that includes a reconciliation of net income, total shareholders' equity and other financial statement items as required by the rules and regulations of the Commission to generally accepted accounting principles in the United States ("U.S. GAAP") and to comply with
     Section 203.01 of the New York Stock Exchange Listed Company Manual, which provides for the posting and making available of the Company's annual report;

     (vii) During a period of two years from the effective date of the Registration Statement, to furnish to the Representatives as soon as they are available copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and which are not otherwise publicly available directly on the Company's or the Commission's website;

     (viii) Until the distribution of the ADSs has been completed, not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs; and

     (ix) To use its best efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange (the "Exchange").

     (b)       Philips agrees with each of the Underwriters:

     (i) Until the distribution of the ADSs has been completed, not to (and to cause its affiliates, if any, not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs;

     (ii) To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in the ROC or The Netherlands, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold by Philips and the execution and delivery of this Agreement and the Deposit Agreement; provided, however, that Philips shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the ADSs by the Underwriters in a manner other than that as is customary in such transactions; and hold the Underwriters harmless against any TSE transaction levy that may be required to be paid in connection with the Shares to be sold by Philips; and

     (iii) Prior to the Time of Delivery, to deposit, or cause to be deposited on its behalf pursuant to the Philips Custody Agreement, the Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs to be sold by Philips will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at the Time of Delivery.

     6.        (a)     Each of the Company and the Selling Shareholder
represents and agrees, severally and not jointly, that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees, severally and not jointly, that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by the Selling Shareholder expressly for use therein.

     7. The Selling Shareholder and the several Underwriters agree to bear, reimburse and pay such fees, disbursements, expenses and costs in connection with the offering and sale of the ADSs as may be separately agreed among them and the Company.

     8. The obligations of the Underwriters hereunder as to the ADSs to be delivered at the Time of Delivery shall be subject to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, and the following additional conditions (which condition or conditions may be waived by the Underwriters in their discretion):

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

     (b) Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (c)(i), (c)(ii) and (c)(iii) below (as qualified by sub-paragraphs
(1) and (2) thereunder) and the paragraph immediately following sub-paragraph
(2) under subsection (c) below, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Weil, Gotshal & Manges LLP, special United States counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

     (i) Under the law of New York, this Agreement has been duly executed and delivered by the Company;

     (ii) The Deposit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification thereunder (including, without limitation, Section 5.10 of the Deposit Agreement) may be limited by federal or state securities laws or public policy relating thereto;

     (iii) Upon due issuance by the Depositary of ADRs evidencing the ADSs being delivered at the Time of Delivery against the deposit of the underlying Shares to be deposited by Philips in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement;

     (iv) The performance by the Company of its obligations under this Agreement will not violate New York state or federal law; provided, however, that for the purposes of this clause (iv), such counsel need not express any opinion with respect to federal and state securities or blue sky laws;

     (v) No regulatory consent, approval, waiver, license or authorization or other action by or filing with any New York state or U.S. federal governmental authority is required in connection with the issuance of the ADRs evidencing the ADSs and the deposit with the Depositary of the Shares against the issuance of ADSs pursuant to the Deposit Agreement, except for those already obtained; provided, however, that for the purposes of this clause (v), such counsel need not express any opinion with respect to federal and state securities or blue sky laws;

     (vi) The Registration Statement has become effective under the Act and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule. To such counsel's knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission;

     (vii) Under the laws of the State of New York relating to submission to jurisdiction, the Company has validly and irrevocably submitted to the non-exclusive jurisdiction of any federal or state court located in the Borough of Manhattan in the City and State of New York (each a "New York Court") in connection with any action arising out of or based on this Agreement or the transactions contemplated hereby brought by any Underwriter or any person who controls an Underwriter, the Company has validly and irrevocably waived (to the fullest extent it may effectively do so) objection to the venue of any such action in any such court, and the Company has validly appointed the Authorized Agent (as defined in Section 15 hereof) as its authorized agent for service of process for the purpose described in Section 15 hereof; and service of process on the Authorized Agent effected in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over the Company in any such action in any such court, in each case assuming the validity of such actions with respect to the Company under the laws under which it is organized and existing; provided, however, that for the purposes of this clause (vii), such counsel need not express any opinion with respect to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to this Agreement or the transactions contemplated hereby where jurisdiction based on diversity of citizenship under 28 U.S.C.
     Section 1332 does not exist;

     (viii) Under the laws of the State of New York relating to submission to jurisdiction, the Company has validly and irrevocably submitted to the non-exclusive jurisdiction of any New York Court in any action arising out of or in connection with the Deposit Agreement, the Company has validly and irrevocably waived (to the fullest extent it may effectively do so) objection to the venue of any such action in any such court, and the

     Company has validly appointed the Authorized Agent as its authorized agent for service of process for the purpose described in Section 7.06 of the Deposit Agreement; and service of process on the Authorized Agent effected in the manner in the manner set forth in Section 7.06 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in any such action in any such court, in each case assuming the validity of such actions with respect to the Company under the laws under which it is organized and existing; provided, however, that for the purposes of this clause (viii), such counsel need not express any opinion with respect to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to the Deposit Agreement or the transactions contemplated thereby where jurisdiction based on diversity of citizenship under 28 U.S.C. Section 1332 does not exist;

     (ix) As of the date of such counsel's written opinion, the Company is not required to be registered as an "investment company" as such term is defined in the Investment Company Act; and

     (x) The statements in the Pricing Prospectus and the Prospectus under the captions "Description of American Depositary Receipts" and "Taxation -- United States Federal Income Taxation", including those incorporated by reference from the Annual Report under the caption
     "Item 10. Additional Information--Taxation--United States Federal Income Taxation", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

Such counsel may also state in such opinion to the effect that:

     (1) the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, and that such counsel expresses no opinion as to the effect on the matters covered by such opinion of the laws of any other jurisdiction, and with respect to all matters of the laws of the ROC, such counsel understands that the Representatives are relying on the opinions of Lee and Li and Tsar & Tsai delivered to them pursuant to Sections 8(e) and 8(h) of this Agreement, respectively, and to the extent that the laws of the Kingdom of the Netherlands would apply to any of the transactions contemplated by this Agreement, such counsel understands that the Representatives are relying on the opinions of Prof. Dr. A.F. Verdam and Allen & Overy LLP delivered to them pursuant to Sections 8(f) and 8(i) of this Agreement, respectively; and

     (2) such counsel has assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to them as originals, the conformity to original documents of all documents submitted to them as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; as to all questions of fact material to the foregoing opinion that have not been independently established, such counsel has relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in this Agreement; such counsel has also assumed (A) the valid existence of the

Company, (B) that the Company has the requisite corporate power and authority to enter into and perform this Agreement and the Deposit Agreement, (C) the due authorization of the Agreement by the Company, (D) the due authorization, execution and delivery of the Deposit Agreement by the Company, (E) that the Depositary has the requisite corporate power and authority to enter into and perform the Deposit Agreement, (F) the due authorization, execution and delivery of the Deposit Agreement by the Depositary, (G) the ADRs conform to the specimens thereof examined by such counsel, have been duly executed by one of the Depositary's authorized officers and have been duly issued by the Depositary in accordance with the provisions of the Deposit Agreement and (H) the Shares underlying the ADSs have been duly authorized and validly issued; and as used therein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in such counsel's firm actively involved in the transactions contemplated by this Agreement and after consultation with such other lawyers in such counsel's firm as each such actively involved lawyer deemed appropriate; that such counsel has assumed that the Deposit Agreement, including the choice of law provisions therein, is valid and binding under the law of the Republic of China.

In addition, the following shall be included in a separate letter to be delivered by Weil, Gotshal & Manges LLP to the Representatives at the same time as the foregoing opinion is required to be delivered by such counsel pursuant to this Agreement. The letter shall state that such counsel has reviewed the Registration Statement, the Pricing Prospectus, the Prospectus and the ADR Registration Statement, participated in conferences with representatives of the Company, its Taiwanese counsel, its independent public accountants, Philips and its United States and ROC counsels, the Representatives' representatives and their counsel, at which conferences the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and the ADR Registration Statement, and the documents incorporated by reference therein, and related matters were discussed. On the basis of the information that such counsel gained in the course of performing the services referred to above, they confirm to the Representatives that the ADR Registration Statement, as of its effective date, the Registration Statement (including the documents incorporated by reference therein), as of its effective date, and the Prospectus (including the documents incorporated by reference therein), as of its date, and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery, appeared on their face to be appropriately responsive in all material respects, to the applicable requirements of the Act and the applicable rules and regulations thereunder and such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required; and no facts have come to such counsel's attention which cause such counsel to believe that the ADR Registration Statement, as of its effective date, or any part of the Registration Statement (including the documents incorporated by reference therein), as of its effective date, and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery, when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, the Pricing Prospectus (considered together with the amount and price to the public of the ADSs as listed on the front page of the Prospectus) (including the documents incorporated by reference therein), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus (including the documents incorporated by reference therein), as of its date or as of the Time of Delivery, and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the primary purpose of their professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Prospectus and the ADR Registration Statement are of a non-legal character; and such counsel has not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Pricing Prospectus, the Prospectus and the ADR Registration Statement or in the documents incorporated by reference therein; and consequently, in such letter such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Prospectus and the ADR Registration Statement; also, such counsel does not make any statement therein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Prospectus and the ADR Registration Statement; and the statements in such letter are set forth solely for the benefit of the Underwriters in their capacity as such, and are addressed to the Representatives solely in their capacity as the Underwriters of the ADSs; and neither such letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the ADSs), and neither such letter nor any copies thereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without such counsel's prior written consent.

     (d) Sullivan & Cromwell LLP, special United States counsel for Philips, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

     (i)       This Agreement has been duly executed and delivered by Philips;

     (ii) Upon due issuance by the Depositary of ADRs evidencing the ADSs being delivered at the Time of Delivery against the deposit of the Shares to be deposited by Philips in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement;

     (iii) The Philips Custody Agreement has been duly executed and delivered by Philips and constitutes a valid and legally binding obligation of Philips, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity;

     (iv) Under the laws of the State of New York relating to the submission to jurisdiction, Philips has, pursuant to Section 15 of this Agreement, validly and irrevocably submitted to the non-exclusive personal jurisdiction of a New York Court in any action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any Underwriter or any person who controls an Underwriter, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has effectively appointed the Authorized Agent (as defined in Section 15 hereof) as its authorized agent for the purpose described in
     Section 15 hereof; and service of process effected on such agent in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over Philips in the New York Courts;

     (v) Each of (A) the sale of the Shares being delivered at the Time of Delivery to be sold in the form of ADSs by Philips, (B) the deposit of the Shares by Philips with the Depositary against the issuance of ADSs pursuant to the Deposit Agreement, and (C) the performance by Philips of its obligations under this Agreement and the Philips Custody Agreement will not violate any existing Federal law of the United States or law of the State of New York applicable to Philips; provided, however, that for the purposes of this clause (v), such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations; provided, further, that insofar as performance by Philips of its obligations under this Agreement is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights; and

     (vi) All regulatory consents, authorizations, approvals and filings required to be obtained or made by Philips under the Federal laws of the United States and the laws of the State of New York for the issuance of the ADRs evidencing the ADSs, the deposit with the Depositary of the Shares against the issuance of ADSs pursuant to the Deposit Agreement and the sale and delivery of the ADSs by Philips to the Underwriters under this Agreement and have been obtained or made.

Such counsel may also state in such opinion to the effect that:

     (1) the foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, that such counsel is expressing no opinion as to the effect of the laws of any other jurisdiction, and with respect to all matters of the laws of the ROC, such counsel understands that the Representatives are relying on the opinions of Lee and Li and Tsar & Tsai delivered to it pursuant to Sections 8(e) and 8(h) of this Agreement, respectively, and with respect to all matters of the laws of The Netherlands, such counsel understands that the Representatives are relying on the opinion of Prof. Dr. A.F. Verdam and Allen & Overy LLP delivered to it pursuant to Sections 8(f) and 8(i) of this Agreement; and

     (2) with the Representatives' approval, such counsel has relied as to certain matters on information obtained from public officials, officers of the Company and Philips and other sources believed by such counsel to be responsible, and such counsel has assumed that: (A) the Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, (B) this Agreement has been duly authorized by the Company and the Selling Shareholder, (C) the Philips Custody Agreement has been duly authorized, executed and delivered by the Custodian and has been duly authorized by Philips, (D) the Deposit Agreement has been duly authorized by the Company, (E) insofar as the laws of the ROC are concerned, this Agreement and the Deposit Agreement have been duly executed and delivered by the Company and the Selling Shareholder, (F) insofar as the laws of the ROC are concerned, the Philips Custody Agreement has been duly executed and delivered by Philips,
(G) insofar as the laws of The Netherlands are concerned, this Agreement has been duly executed and delivered by Philips, (H) the Deposit Agreement is a valid and legally binding obligation of the Company insofar as the laws of the ROC are concerned, (I) the ADRs conform to the specimens thereof examined by such counsel, have been duly executed by one of the Depositary's authorized officers and have been duly issued by the Depositary in accordance with the provisions of the Deposit Agreement, (J) the Shares have been duly authorized and validly issued by the Company, and (K) the signatures on all documents examined by such counsel are genuine, assumptions which such counsel has not independently verified.

     (e) Lee and Li special ROC counsel for the Company and Philips, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

     (i) The Company has been duly incorporated and is validly existing under the laws of the ROC, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to perform its obligations under this Agreement and the Deposit Agreement;

     (ii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus which conforms as to legal matters to the description thereof contained in the Pricing Prospectus and the Prospectus; the outstanding Common Shares of the Company (including the Shares) have been duly authorized and validly issued, and no holder thereof is, or will be, subject to personal liability by reason of being such holder; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares or the ADSs in connection with the transactions contemplated hereby or otherwise; the Shares to be deposited by Philips may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs; the ADSs are freely transferable by Philips to or for the account of the Underwriters; and there are no restrictions on subsequent transfers of the Shares, except as described in the Pricing Prospectus under the captions "Description of American Depositary Receipts" or "Item 10. Additional Information--Description of Common Shares" and "Item 10. Additional Information--Foreign Investment in the ROC" in the Annual Report incorporated by reference in the Pricing Prospectus (or under such other captions as may be applicable in any amendment or supplement to the Pricing Prospectus); the Shares and the ADSs conform to the description of the Common Shares and the ADSs (as to matters of ROC law), respectively, contained in the Pricing Prospectus and the Prospectus; the authorized, issued and outstanding capital stock of the

     Company is as set forth in the Pricing Prospectus and the Prospectus under the heading "Capitalization";

     (iii) To the best of such counsel's knowledge after making an inquiry which they have deemed reasonable and based on a certificate of the Company, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company or would materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement; and, to the best of such counsel's knowledge after making an inquiry which they have deemed reasonable and based on a certificate of the Company, no such proceedings are threatened or contemplated by any governmental agency or threatened by others;

     (iv) This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights; this Agreement constitutes a valid and legally binding agreement of Philips, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights; the voting arrangement set forth in the Deposit Agreement is valid, binding and enforceable against owners and beneficial owners of the ADSs under ROC laws; the Depositary will not be deemed under ROC law to be authorized to exercise any discretion when voting in accordance with the Deposit Agreement and such voting arrangement does not violate any applicable ROC law. For the purpose of this paragraph, such counsel may assume that Philips has duly executed and delivered this Agreement and this Agreement constitutes a valid and legally binding agreement of Philips and is enforceable against Philips in accordance with its terms under the governing law of this Agreement and the laws of the place of its incorporation;

     (v) Neither the execution and delivery of this Agreement or the Deposit Agreement, the deposit of the Shares with the Depositary by Philips as contemplated herein, the issue and sale of the ADSs being delivered at the Time of Delivery to be sold by Philips, nor, to the best of such counsel's knowledge, the consummation of any other transaction contemplated by this Agreement will conflict with, result in a breach of, or constitute a default under the articles of incorporation of the Company or any applicable ROC law, rule or regulation or, to the best of such counsel's knowledge after making any inquiry which they have deemed reasonable and based on a certificate of the Company as to matters of fact, the terms of any indenture, trust deed, mortgage or other agreement or instrument to which the Company is a party or by which the Company is bound, or to which any of the properties or assets of the Company is subject, other than any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, or any order or regulation applicable to the Company of any ROC court or government agency, authority or body or any arbitrator;

     (vi) Except as disclosed in the Pricing Prospectus, no consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental agency or body in the ROC is required for the consummation of the transactions contemplated by the Deposit Agreement or this Agreement, for the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery, for the sale and delivery of Shares and ADSs to be sold by Philips hereunder and for the execution, delivery and performance by each of the Company and Philips of this Agreement and the Deposit Agreement to be duly and validly authorized, except such as have been obtained and copies of which have been furnished to the Representatives, including those approvals which have been obtained under the laws of the ROC and are in full force and effect as of the date hereof, such as the approval of the SPA, the CBC and the ROC FSC, and except for: (A) the approval of CBC of foreign exchange settlements and payments contemplated by the Deposit Agreement and (B) the filings and approvals, if any, required under the Overseas Offering Rules, the Securities and Exchange Law of the ROC and the Company Law of the ROC and as required by the ROC FSC and the CBC; provided that the failure to comply with sub-clauses (A) and (B) will not affect the enforceability or validity of the ADSs, the Deposit Agreement or this Agreement;

     (vii) To the best of such counsel's knowledge after making an inquiry which such counsel deemed reasonable and based on a certificate of the Company, the Company is not in violation of its articles of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except such violations or default which, individually or in the aggregate, would not have a Material Adverse Effect;

     (viii) The statements in the Pricing Prospectus and the Prospectus under "Enforceability of Civil Liabilities", "Risk Factors-- Risks Relating to Ownership of ADSs" and "Risk Factors-- Our global manufacturing, design and sales activities subject us to risks associated with legal, political, economic or other conditions or developments in various jurisdictions, including in particular the Republic of China, which could negatively affect our business and financial status and therefore the market value of your investment", "Description of American Depositary Receipts" and "Underwriting" and under "Item 8. Financial Information--Dividends and Dividend Policy", "Item 10. Additional Information--Description of Common Shares", "Item 10. Additional Information--Foreign Investment in the ROC", "Item 10. Additional Information--Taxation-- ROC Taxation", "Item 10. Additional Information--Exchange Controls in the ROC" and "Item 10. Additional Information--Voting of Deposited Securities" in the Annual Report incorporated by reference in the Pricing Prospectus and the Prospectus, to the extent such statements constitute summaries of law or regulation of the ROC or relate to the provisions of documents therein describing the laws and regulations of the ROC or articles of incorporation of the Company, are true and accurate in all material respects;

     (ix) No facts have come to the attention of such counsel, based upon their participation in the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus and their review and discussion of the contents thereof, and participation in conferences with officers and other representatives and counsel of the Company and the Representatives' representatives and the Representatives' counsel in connection with the preparation thereof, but without any independent check or verification except with respect to the matters to which their opinion relates, that cause them to believe (a) that, as of its effective date, any part of the Registration Statement (including the documents incorporated by reference therein), or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein and other financial data contained therein, as to which such counsel need not express any opinion), when such part or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; (b) that the Pricing Prospectus (including the documents incorporated by reference therein) (other than the financial statements and related schedules therein and other financial data contained therein, as to which such counsel need not express any opinion), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that either the Registration Statement, as of the Time of Delivery, or that the Prospectus (including the documents incorporated by reference therein), or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein and other financial data contained therein, as to which such counsel need not express any opinion), as of its date and as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; however, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery, except for the opinion stated in paragraph (viii) above;

     (x) Other than as set forth in the Pricing Prospectus and so long as this Agreement, the cross receipt, if any, or any other documents which are deemed "receipts" under the ROC Stamp Tax Law are executed by all parties thereto outside the ROC, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes (except a securities transaction tax and income tax on stock dividends which has been deferred pursuant to law (as applicable) to be payable by Philips and except such income taxes as may be imposed by the ROC on payments hereunder to any Underwriter or withholding, if any, with respect to any such income tax) are payable by or on behalf of the Underwriters to the ROC government or to any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of Shares by Philips against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by Philips of the ADSs to or for the respective accounts of the Underwriters pursuant to the terms of this Agreement or (C) the sale and delivery outside the ROC by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated herein pursuant to the terms of this Agreement;

     (xi) The agreement of the Company to the choice of law provisions set forth in Section 21 of this Agreement and Section 7.06 of the Deposit Agreement will be recognized by the courts of the ROC provided that the relevant provisions of the laws of the State of New York will not be applied to the extent such courts hold that such provisions of the laws of the State of New York are contrary to the public order or good morals of the ROC; the Company can sue and be sued in its own name under the laws of the ROC; the irrevocable submission by the Company to the non-exclusive personal jurisdiction of a New York Court as set forth in Section 15 hereof and Section 7.06 of the Deposit Agreement and the irrevocable waiver by the Company of any objection to the laying of venue of a proceeding in a New York Court are legal, valid and binding; and the irrevocable appointment of TSMC North America as its Authorized Agent for service of process for the purposes described in Section 15 hereof and Section 7.06 of the Deposit Agreement is legal, valid and binding (according to a letter of the Ministry of Foreign Affairs dated February 1979); and a judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement or the Deposit Agreement would be enforceable against the Company in the courts of the ROC without review of the merits; provided that the court of the ROC in which the enforcement is sought is satisfied that (A) the court rendering the judgment has jurisdiction over the subject matter according to the laws of the ROC, (B) the judgment and the court procedures resulting in the judgment are not contrary to the public order or good morals of the ROC, (C) if the judgment was rendered by default by the court rendering the judgment, (i) the Company was duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or
     (ii) process was served on the Company with judicial assistance of the ROC; and (D) judgments of the courts of the ROC are recognized and enforceable in the jurisdiction of the court rendering the judgment on a reciprocal basis. Such counsel should state that it is not aware of (i) any ROC treaties, statutes or regulations that would indicate the recognition and enforcement in the ROC of such a judgment would be contrary to the public order or good morals of the ROC, or of any reported cases in the ROC of a court refusing to recognize or enforce such a judgment, (ii) any interpretations of any statutes in the ROC that would indicate that the recognition and enforcement in the ROC of such a judgment would be contrary to the public order or good morals of the ROC (other than a judgment relating to rights exercised by a party under the relevant agreements in bad faith or contradictory to the public interest of the ROC) and (iii) any reason why any of the aforementioned courts in the State of New York (assuming that such courts have jurisdiction over the subject matter under New York law) would not have jurisdiction over the subject matter according to the laws of the ROC;

     (xii) To the best of such counsel's knowledge after making due inquiry and based on a certificate of the Company, the Company owns or possesses the Intellectual Property necessary to conduct its business as presently conducted and as proposed to be conducted; and the Company has not received notice or claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which notice or claim remains in dispute, and which is reasonably likely (and not merely remotely possible) to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company; and, to the best of such counsel's knowledge after making due inquiry and based on a certificate of the Company, the Company has good and marketable title to all real property owned by it, in each case free and clear of any liens, encumbrances or defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and, to the best of such counsel's knowledge after making due inquiry and based on a certificate of the Company, any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

     (xiii) The signing and filing of each of the Registration Statement, the Pricing Prospectus, the Prospectus and the ADS Registration Statement have been duly authorized by and on behalf of the Company;

     (xiv) The Company is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement or the Deposit Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement or the Deposit Agreement;

     (xv) This Agreement and the Deposit Agreement are in proper form under the laws of the ROC for the enforcement thereof against the Company under the laws of the ROC; and to ensure the legality, validity, enforceability and admissibility into evidence in the ROC of each of this Agreement and the Deposit Agreement, it is not necessary that such agreement be filed or recorded with any court or other authority in the ROC or that any stamp or similar tax be paid in the ROC or in respect thereof so long as this Agreement is executed by all parties outside the ROC, it being understood that in court proceedings in the ROC a translation into the Chinese language may be required;

     (xvi) Under the laws of the ROC, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights as legal owner of the Shares underlying the ADSs through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

     (xvii) Other than as set forth in the Pricing Prospectus, there are no limitations under ROC law on the rights of holders of Shares, ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities; and no other governmental approvals are currently required in the ROC in order for the Company to pay dividends or other distributions declared by the Company to holders of Common Shares, including the Depositary, or for the conversion by the Depositary of any dividends paid in NT dollars to U.S. dollars or the repatriation thereof out of the ROC and no other withholding or other taxes under the laws and regulations of the ROC will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock;

     (xviii)   Immediately prior to the Time of Delivery, Philips had good and valid title to the Common Shares represented by the ADSs to be sold by Philips under this Agreement, free and clear of all liens, encumbrances or claims; and upon delivery of such Common Shares to the Custodian, properly endorsed for transfer, registration of such transfer with the Company, and payment therefor pursuant hereto, good and valid title to such Common Shares, free and clear of all liens, encumbrances or claims, will pass to the Depositary or its nominee (if applicable);

     (xix)     The indemnification and contribution provisions set forth in
     Section 9 of this Agreement and Section 5.10 of the Deposit Agreement do not contravene the laws of the ROC;

     (xx) The deposit of the Shares with the Depositary under the Deposit Agreement as contemplated herein, the sale by Philips to the Underwriters of the ADSs hereunder and the performance by Philips of its obligations under the provisions of this Agreement will not result in any violation of the provisions of any statute, order, rule or regulation known to such counsel of any court or governmental agency or body in the ROC having jurisdiction over Philips or the property of Philips other than any such violation that would not have a material adverse effect on the ability of Philips to perform its obligations under this Agreement;

     (xxi) It is not necessary in order to enable any Underwriter to exercise its rights under this Agreement in the ROC that all or any of the Underwriters should be licensed, qualified or entitled to do business in the ROC;

     (xxii) This Agreement is in proper form under the laws of the ROC for the enforcement thereof against Philips; and to ensure the legality, validity, enforceability and admissibility into evidence in the ROC of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the ROC or that any stamp or similar tax be paid in the ROC or in respect thereof so long as the Agreement is executed by all parties outside the ROC, it being understood that in court proceedings in the ROC a translation into the Chinese language may be required; and

     (xxiii)   There are no reporting obligations under ROC law on any ADS holder (assuming such ADS holder does not hold ADSs or the Common Shares, in the aggregate, exceeding 10% of the issued share capital of the Company) that have not been disclosed in the Deposit Agreement and in the Pricing Prospectus and the Prospectus and the form of ADR attached to the Deposit Agreement.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the ROC.

     (f) Prof. Dr. A.F. Verdam, legal advisor for Philips, shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

     (i) Philips has been duly incorporated and is validly existing as a company with limited liability under the laws of The Netherlands;

     (ii) This Agreement has been duly authorized, executed and delivered by Philips and constitutes a valid and legally binding agreement of Philips, enforceable against Philips in accordance with its terms;

     (iii) No consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental agency or body in The Netherlands is required for the consummation of the transactions by Philips contemplated by this Agreement, for the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery, for the sale and delivery of Shares and ADSs to be sold by Philips hereunder and for the execution, delivery and performance by Philips of its obligations under this Agreement to be duly and validly authorized;

     (iv) Immediately prior to the Time of Delivery, Philips had good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims; and upon delivery of the Shares in accordance with this Agreement, the Deposit Agreement and the Philips Custody Agreement, properly endorsed for transfer, registration of such transfer with the Company, and payment therefor pursuant hereto, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Depositary or its nominee (if applicable) for the benefit of the several Underwriters;

     (v) The Philips Custody Agreement has been duly authorized, executed and delivered by Philips and constitutes a valid and binding agreement of Philips, enforceable in accordance with its terms;

     (vi) The deposit of the Shares with the Depositary as contemplated herein, the sale by Philips to the Underwriters of the ADSs in the manner contemplated hereunder and the performance by Philips of its obligations under the provisions of this Agreement and the performance by Philips of its obligations under the Philips Custody Agreement do, to the best of such counsel's knowledge after making an inquiry which such counsel deemed reasonable and based on the certificates of Philips, not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which Philips is a party or by which it is bound, or to which any of the property or assets of Philips is subject, other than any such conflict, breach or violation that would not have a material adverse effect on the ability of Philips to perform its obligations under this Agreement or the ability of Philips to perform its obligations under the Philips Custody Agreement, nor will such action result in any violation of the provisions of the Articles of Association of Philips or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body in The Netherlands having jurisdiction over Philips or the property of Philips other than any such violation that would not have a material adverse effect on the ability of Philips to perform its obligations under this Agreement or under the Philips Custody Agreement;

     (vii) Immediately prior to the Time of Delivery, Philips had full right, power and authority to deposit the Shares with the Depositary as contemplated hereby and to sell, assign, transfer and deliver the ADSs to be sold by Philips hereunder;

     (viii) Each of this Agreement and the Philips Custody Agreement is in proper legal form under the laws of The Netherlands in order to bring a proceeding for the enforcement thereof against Philips under the laws of The Netherlands; and in connection with such proceeding, it is not necessary that such agreements be filed or recorded with any court or other authority in The Netherlands or that any stamp or similar tax be paid in The Netherlands or in respect thereof; it being understood that in court proceedings in The Netherlands a translation into the Dutch language by a sworn translator may be required and that normal document production requirements will have to be complied with;

     (ix) The agreement by Philips that this Agreement shall be governed by and construed in accordance with the laws of the State of New York as set forth in Section 21 hereof is legal, valid and binding and will be recognized by the courts of The Netherlands subject to possible application of mandatory rules (if any) as referred to in Article 7 of the Convention on the Law applicable to contractual obligations (Rome, 1980); Philips can sue and be sued in its own name under the laws of The Netherlands; the irrevocable submission of Philips to the non-exclusive personal jurisdiction of a New York Court and the waiver by Philips of any objection to the venue of a proceeding of a New York Court is legal, valid and binding; and the irrevocable appointment of Philips Electronics North America Corporation as the Authorized Agent for service of process for Philips for the purpose described in Section 15 hereof is legal, valid and binding; and

     (x) The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in The Netherlands, such party may submit to The Netherlands court the final judgment that has been rendered in the United States. If The Netherlands court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in The Netherlands would under current practice give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes The Netherlands' public policy.

     The opinion expressed above is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, such as the principle of "reasonableness and fairness" ("redelijkheid en billijkheid").

     In rendering such opinion, Prof. Dr. A.F. Verdam may state that he expresses no opinion as to the laws of any jurisdiction outside The Netherlands and that he relies on certificates from public officials, officers of Philips or other sources as to factual matters.

     (g) Patterson, Belknap, Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

     (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the valid and legally binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity), and (b) rights to indemnity and contribution may be limited by United States federal or state securities laws or public policy; and

     (ii) ADRs issued in accordance with the terms and conditions of the Deposit Agreement and the Registration Statement to evidence ADSs issued upon deposit of Shares in connection with the sale of ADSs described under this Agreement will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, assuming that (a) the Shares represented by the ADSs (which are in turn evidenced by the ADRs) have been duly authorized and validly issued and are fully paid and non-assessable, and that any preemptive rights with respect to such Shares have been validly waived or exercised, and (b) such Shares have been duly deposited with the Custodian (as defined in the Deposit Agreement), in each case in accordance with all applicable laws and regulations.

     (h) Tsar & Tsai, ROC counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (i) Allen & Overy LLP, Dutch counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

     (i) No capital gains, income, withholding, stamp or other issuance or transfer taxes (overdrachtsbelasting) or duties or other taxes are payable by or on behalf of the Underwriters to the Kingdom of the Netherlands or any political subdivision thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by Philips against the issuance of ADRs evidencing ADSs or (B) the sale and delivery by Philips of the ADSs to or for the respective accounts of the Underwriters as contemplated in the Pricing Prospectus and the Prospectus and pursuant to the terms of this Agreement or (C) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof pursuant to the terms of this Agreement; provided, however, that for capital gains, income or withholding taxes, such counsel has assumed that the Underwriters (i) are not resident or deemed to be resident in The Netherlands for Netherlands tax purposes or (ii) do not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands to which enterprise or part of enterprise, as the case may be, its activities in connection with this Agreement are attributable; and

     (ii) It is not necessary in order to enable any Underwriter to exercise its rights under this Agreement in The Netherlands that all or any of the Underwriters should be licensed, qualified or entitled to do business in The Netherlands; provided that any Underwriter wishing to offer ADSs in the Netherlands must either be licensed or exempt under Section
     2.2.12 of the Financial Supervision Act (Wet op het financieel toezicht or WFT).

     (j) On the date of the Prospectus at a time prior to the execution of this Agreement, at [9:30] a.m. New York time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto;

     (k) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus that would have or would reasonably be expected to have a Material Adverse Effect, and since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any decrease in the capital stock (other than through the exercise of options under currently existing stock option plans), any increase in the long-term debt of the Company in excess of US$1 billion or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, other than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (l) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the TSE; (ii) a suspension or material limitation in trading in the Company's securities or the ADSs on the Exchange or the TSE; (iii) a general moratorium on commercial banking activities in New York, the ROC or the United Kingdom, declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a change or development involving a prospective change (except as set forth in the Pricing Prospectus) in the ROC taxation materially adversely affecting the Company, the ADSs or the transfer thereof or the imposition of exchange controls by the United States or the ROC affecting the Company or its shareholders; (v) the outbreak or escalation of hostilities involving the United States or the ROC or the declaration by the United

States or the ROC of a national emergency or war, if the effect of any such event specified in this clause (v), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or the ROC which, in the reasonable judgment of the Representatives, would materially and adversely affect the market for the ADSs;

     (m) The ADSs to be sold by the Selling Shareholder at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

     (n) The Depositary shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Selling Shareholder at the Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

     (o) The Company and the Selling Shareholder shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company and of the Selling Shareholder, respectively, satisfactory to the Representatives as to the accuracy in all material respects, of the representations and warranties of the Company and the Selling Shareholder, respectively, herein at and as of the Time of Delivery, as to the performance in all material respects, by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
(a) and (k) of this Section, and as to such other matters as the Representatives may reasonably request; and

     (p) (i) The Philips Custody Agreement shall have been executed by Philips and (ii) certificates in negotiable form representing all of the Shares to be represented by ADSs to be sold at the Time of Delivery by Philips shall have been placed in custody under the Philips Custody Agreement, duly executed and delivered by Philips to the Custodian, at or prior to the date at least one business day prior to the Time of Delivery.

     9. (a) (i) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Philips Shareholder Information or written information furnished to the Company by any Underwriter through the Representatives or their agents expressly for use therein.

     (ii) The Selling Shareholder will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities to which each Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Philips Shareholder Information provided by the Selling Shareholder.

     (b) Each Underwriter will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives or their agents expressly for use therein; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Philips will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Philips Shareholder Information.

     (d)       Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without a written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment: (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in respect of any losses, claims, damages or liabilities (or actions in respect thereof) unless, and in such case only to the extent that, such losses, claims, damages or liabilities (or actions in respect thereof) arise out of an untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading that was made or omitted in reliance upon and in conformity with Philips Shareholder Information in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or the ADR Registration Statement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) (i) The obligations of the Company or the Selling Shareholder, respectively, under this Section 9 shall be in addition to any liability which the Company or the Selling Shareholder, respectively, may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act;

     (ii) The obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and of the Selling Shareholder (if applicable) and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act; and

     (iii) The obligations of Philips under this Section 9 shall be in addition to any liability which Philips may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     10.       (a)     If any Underwriter shall default in its obligation to
purchase ADSs which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or, subject to the approval of the Company in the case of any party or parties other than the Underwriters (which approval shall not be unreasonably delayed or withheld), another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs, then the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Shareholder that the Representatives have so arranged for the purchase of such ADSs, or the Selling Shareholder notifies the Representatives that it has so arranged for the purchase of such ADSs, the Representatives or the Selling Shareholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the ADR Registration Statement, the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the ADR Registration Statement or the Prospectus which in the Representatives' opinion or in the opinion of the Selling Shareholder may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 10(a) with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

     (b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the ADSs to be purchased, then the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased, or if the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Shareholder, or any officer or director or controlling person of the Company or the Selling Shareholder, and shall survive delivery of and payment for the ADSs.

     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but if for any other reason any ADSs are not delivered by or on behalf of the Selling Shareholder as provided herein, the Selling Shareholder will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter in respect of the ADSs not so delivered except as provided in Sections 7 and 9 hereof.

     13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with the Selling Shareholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Shareholder made or given by the Selling Shareholder. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at c/o Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong, Attention: Gigi Woo, fax number: +852 2978 0440 and J.P. Morgan Securities Ltd., 125 London Wall, London EC2Y 5AJ, England, Attention: Equity Syndicate Desk, fax number:
+44 207 325 8168; if to Philips shall be delivered or sent by mail, telex or facsimile transmission to Mr. E.P. Coutinho, General Secretary, Koninklijke Philips Electronics N.V., Breitner Center, Amstelplein 2, P.O. Box 77900, 1070 MX, Amsterdam, The Netherlands, fax number: (31) 20 5977230; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Lora Ho; provided, however, that any notice to an Underwriter pursuant to
Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its underwriters' questionnaire or telex constituting such questionnaire, which address will be supplied to the

Company or the Selling Shareholder by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter, or against any Underwriter brought by the Selling Shareholder or the Company, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive personal jurisdiction of such courts in any such suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby. The Company has appointed, for a duration of six years, TSMC North America as its authorized agent and Philips has appointed Philips Electronics North America Corporation as its authorized agent (each, an "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall not be revoked without the prior written consent of the Representatives. Each of the Company and the Selling Shareholder represents and warrants that its respective Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the party that has appointed it shall be deemed, in every respect, effective service of process upon such party, as the case may be.

     16. Each reference in this Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Selling Shareholder, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company and the Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

     17. Each of the Company and the Selling Shareholder acknowledges and agrees that in connection with all aspects of the purchase and sale of Shares and ADSs pursuant to this Agreement or the process leading thereto, including the pricing of this offering and advice, if any, provided by the Underwriters:
(i) it is contracting with the Underwriters on an arm's-length basis to provide the services described herein, (ii) the Underwriters are not acting as agents or as fiduciaries of, and owe no fiduciary duty to, the Company or the Selling Shareholder, and (iii) the Underwriters are not assuming any duties or obligations under this Agreement to the Company or the Selling Shareholder other than those expressly set forth in this Agreement. Further, it is not the intention of the parties to create a fiduciary relationship between them. Each of the Company and the Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters for any breach or alleged breach of fiduciary duty arising in any way from this offering or the process leading thereto.

     18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Shareholder, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof; provided, however, that this Agreement does not supersede or amend the standstill agreement dated the date hereof between the Representatives and the Company.

     19. Each of the Company, the Selling Shareholder and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     20. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     21. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with the Representatives' understanding, please sign and return to us one original or counterpart hereof for each of the Company, the Selling Shareholder and the representative of the Underwriters plus one for each counsel and the Depositary, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that the Representatives' acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholder for examination upon request, but without warranty on the Representatives' part as to the authority of the signers thereof.

                          Very truly yours,

                          Taiwan Semiconductor Manufacturing Company Limited



                          By:
                             ---------------------------
                             Name:   Lora Ho
                             Title:  Vice President and Chief Financial Officer



                          Koninklijke Philips Electronics N.V.



                          By:
                             ---------------------------
                             Name:
                             Title:

                                            Accepted as of the date hereof:



Goldman Sachs International



By:
   ---------------------------
   Name:
   Title:


J.P. Morgan Securities Ltd.



By:
   ---------------------------
   Name:
   Title:



On behalf of each of the Underwriters
named in Schedule I hereto

                                   SCHEDULE I


                                                          TOTAL NUMBER OF ADSS
                                                            TO BE PURCHASED
               UNDERWRITER

Goldman Sachs International
J.P. Morgan Securities Ltd.

Total:                                                           240,000,000
                                                                 ===========

                                 SCHEDULE II(a)

                        Issuer Free Writing Prospectuses

[None]

                                 SCHEDULE II(b)

                 Additional Documents Incorporated by Reference

[None]

                                     ANNEX I

                             FORM OF COMFORT LETTER

THIS DRAFT IS FURNISHED SOLELY FOR THE PURPOSE OF INDICATING THE FORM OF LETTER THAT WE WOULD EXPECT TO BE ABLE TO FURNISH GOLDMAN SACHS INTERNATIONAL AND J.P. MORGAN SECURITIES LTD. IN RESPONSE TO THEIR REQUEST, THE MATTERS EXPECTED TO BE COVERED IN THE LETTER, AND THE NATURE OF THE PROCEDURES THAT WE WOULD EXPECT TO CARRY OUT WITH RESPECT TO SUCH MATTERS. BASED ON OUR DISCUSSIONS WITH GOLDMAN SACHS INTERNATIONAL AND J.P. MORGAN SECURITIES LTD., IT IS OUR UNDERSTANDING THAT THE PROCEDURES OUTLINED IN THIS DRAFT LETTER ARE THOSE THEY WISH US TO FOLLOW. UNLESS GOLDMAN SACHS INTERNATIONAL AND J.P. MORGAN SECURITIES LTD. INFORM US OTHERWISE, WE SHALL ASSUME THAT THERE ARE NO ADDITIONAL PROCEDURES THEY WISH US TO FOLLOW. THE TEXT OF THE LETTER ITSELF WILL DEPEND, OF COURSE, ON THE RESULTS OF THE PROCEDURES, WHICH WE WOULD NOT EXPECT TO COMPLETE UNTIL SHORTLY BEFORE THE LETTER IS GIVEN AND IN NO EVENT BEFORE THE CUTOFF DATE INDICATED THEREIN.

[May xx, 2007]


Goldman Sachs International
Petersborough Court
133 Fleet Street, London EC4A 2BB
England

J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ
England

As Representatives of the Underwriters for the offering of American Depositary Shares representing common shares of Taiwan Semiconductor Manufacturing Company Limited and

The Board of Directors
Taiwan Semiconductor Manufacturing Company Limited
No. 8, Li-Hsin Road 6
Science-Based Industrial Park
Hsinchu, Taiwan, R.O.C.


Dear Sirs:

We have audited the consolidated balance sheets of Taiwan Semiconductor Manufacturing Company Ltd. and subsidiaries (the "Company") as of December 31, 2005 and 2006, and the consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2006, and management's report on the effectiveness of internal control over financial reporting as of December 31, 2006, all included in the Company's annual report on Form 20-F for the year ended December 31, 2006 and incorporated by reference in the registration statement (No. 333-xxxxxx) on Form F-3 filed by the Company under the Securities Act of 1933, as amended (the "Act"); our reports with respect thereto (which reports express (1) an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to the reconciliation to accounting principles generally accepted in the United States of America and the convenience translation of New Taiwan dollar amounts into U.S. dollar amounts, (2) an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and
(3) an unqualified opinion on the effectiveness of internal control over financial reporting) are also incorporated by reference in that registration statement. The registration statement, as amended on [ ] is herein referred to as the registration statement.

In connection with the registration statement:

1. We are an independent registered public accounting firm with respect to the Company within the meaning of the Code of Professional Ethics of the Republic of China National Federation of Certified Public Accountants and within the meaning of the Act and the applicable rules and regulations thereunder adopted by the United States Securities and Exchange Commission ("SEC") and the Public Company Accounting Oversight Board (United States) ("PCAOB").

2. In our opinion, the consolidated financial statements audited by us and incorporated by reference in the registration statement comply as to form in all material respects with (i) the applicable accounting requirements of the Republic of China and the rules and regulations adopted by the Securities and Futures Bureau of the Republic of China ("SFB"), and (ii) the applicable accounting requirements of the Act and the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), and the related rules and regulations adopted by the SEC.

3. We have not audited any consolidated or unconsolidated financial statements of the Company as of any date or for any period subsequent to December 31, 2006; although we have conducted an audit on the Company's consolidated financial statements for the year ended December 31, 2006, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2006, and for the year then ended, but not on the consolidated or unconsolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited unconsolidated balance sheet as of March 31, 2007 and the unaudited unconsolidated statements of income, and cash flows for the three-month periods ended

     March 31, 2006 and 2007, incorporated by reference in the registration statement, or on the unaudited consolidated balance sheet as of March 31, 2007 and the unaudited consolidated statements of income, and cash flows for the three-month periods ended March 31, 2006 and 2007, not included or incorporated by reference in the registration statement and attached as Attachment I to this letter, or on the financial position, results of operations, or cash flows of the Company as of any date or for any period subsequent to December 31, 2006.

4. For purposes of this letter, we have read the 2006 and 2007 minutes of meetings of the shareholders, the board of directors and committees of the board of directors of the Company and its subsidiaries as set forth in the minutes books at [May xx, 2007], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to May xx, 2007 as follows (our work did not extend to the period from May xx, 2007 to May XX, 2007, inclusive):

     a. With respect to the three-month periods ended March 31, 2006 and 2007, respectively, we have

          1) Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited unconsolidated balance sheet as of March 31, 2007 and the unaudited unconsolidated statements of income, and cash flows for the three-month periods ended March 31, 2006 and 2007, incorporated by reference in the registration statement, and on the unaudited consolidated balance sheet as of March 31, 2007 and the unaudited consolidated statements of income, and cash flows for the three-month periods ended March 31, 2006 and 2007, not included or incorporated by reference in the registration statement and attached as Attachment I to this letter. Such financial information is incomplete in that it omits the statements of changes in shareholders' equity and other disclosures. The Company did not prepare a reconciliation of the net income or shareholders' equity using accounting principles generally accepted in the Republic of China ("ROC GAAP") to accounting principles generally accepted in the United States ("US GAAP") for the three-month periods ended March 31, 2006 and 2007.

          2) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited unconsolidated and consolidated financial statements referred to in 4.a.1) comply as to form in all material respects with the applicable accounting requirements of the Republic of China and the related rules and regulations adopted by the Securities and Futures Bureau ("SFB") of the Republic of China.

     b. With respect to the period from April 1, 2007 to April 30, 2007, we have --

          1) Read the unaudited unconsolidated ROC GAAP financial statements of the Company for the period from April 1 to April 30 of both 2006 and 2007 furnished us by the Company attached as Attachment II hereto, and compared the amounts contained therein to the Company's accounting records and found them to be in agreement. Such financial information is incomplete in that it omits the statements of changes in shareholders' equity, statements of cash flows and other disclosures. Officials of the Company have advised us that no such financial statements as of any date or for any period subsequent to April 30, 2007 were available. The Company did not prepare a reconciliation of net income or shareholders' equity under ROC GAAP to US GAAP for the one-month periods from April 1 to April 30 of both 2006 and 2007.

          2) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (1) at April 30, 2007 there was any change in the capital stock of the unconsolidated company as compared with amounts shown in the December 31, 2006 audited consolidated ROC GAAP balance sheet incorporated by reference in the registration statement, and (2) for the period from April 1, 2007 to April 30, 2007, there were any decreases, as compared to the corresponding period in the preceding year, in unconsolidated net revenues or unconsolidated total or per-share amounts of net income.

          3) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (1) the unaudited unconsolidated financial statements referred to in 4.b.1) are stated on a basis substantially consistent with that of the Company's unaudited unconsolidated ROC GAAP financial statements as of and for the three-month periods ended March 31, 2006 and 2007, incorporated by reference in the registration statement, and (2) at April 30, 2007, there was any change in the capital stock, increase in long-term debt or decrease in unconsolidated net current assets or shareholders' equity of the unconsolidated company as compared with amounts shown in the March 31, 2007 unaudited unconsolidated ROC GAAP balance sheet incorporated by reference in the registration statement.

               Those officials stated that (1) the unaudited unconsolidated ROC GAAP financial statements referred to in 4.b.1) are stated on a basis substantially consistent with that of the unaudited unconsolidated ROC GAAP financial statements as of and for the three-month periods ended March 31, 2006 and 2007, incorporated by reference in the registration statement, and (2) at April 30, 2007, there was no change in the capital stock, no increase in long-term debt and no decrease in unconsolidated net current assets or shareholders' equity of the unconsolidated company as compared with amounts shown in the March 31, 2007 unaudited unconsolidated ROC GAAP balance sheet incorporated by reference in the registration statement, except that the unaudited unconsolidated balance sheet as of April 30, 2007, which were furnished by the Company, showed changes from March 31, 2007 as follows (in millions of NT dollars):

                                                                      Capital
                                                                       Stock
                                                                      -------
               March 31, 2007
               April 30, 2007


The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the Republic of China or the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that --

     a.   1)   Any material modifications should be made to the unaudited unconsolidated financial statements referred to in 4.a.1), incorporated by reference in the registration statement, for them to be in conformity with ROC GAAP.

          2) Any material modifications should be made to the unaudited consolidated financial statements referred to in 4.a.1), not included or incorporated by reference in the registration statement and attached as Attachment I to this letter, for them to be in conformity with ROC GAAP.

          3) The unaudited unconsolidated and consolidated financial statements referred to in 4.a.1) do not comply as to form in all material respects with the applicable accounting requirements of the Republic of China and the related rules and regulations adopted by the SFB.

     b.   1)   At April 30, 2007, on a ROC GAAP basis, there was any change in the
               unconsolidated capital stock of the unconsolidated company as compared with amounts shown in the audited consolidated ROC GAAP balance sheet as of December 31, 2006, incorporated by reference in the registration statement or

          2) For the period from April 1 to April 30, 2007, on a ROC GAAP basis, there were any decreases, as compared to the same period in the preceding year, in unconsolidated net revenues or unconsolidated total or per-share amounts of net income, except that the unaudited unconsolidated balance sheet as of April 30, 2007 and unaudited unconsolidated statement of income for the period from April 1 to April 30, 2007, which we were furnished by the Company and attached as Attachment II hereto, showed changes as follows (in million of NT dollars):

                                        Capital          Shareholders
                                         Stock              Equity
                                    ---------------     --------------
         December 31, 2006
         April 30, 2007


                                                                      Earnings
                                       Net revenues    Net income    Per share
                                       -----------     ----------   -----------
         April 1 to April 30, 2006                                   *
         April 1 to April 30, 2007


* Adjusted retroactively for stock dividends and stock bonuses issued in 2006.

6. As mentioned in 4.b.1), Company officials have advised us that no financial statements as of any date or for any period subsequent to April 30, 2007, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2007, have, of necessity, been even more limited than those with respect to the periods referred to in 4.

     a. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at [May xx, 2007], there was any change in the capital stock of the unconsolidated company as compared with amounts shown on the December 31, 2006 audited consolidated balance sheet incorporated by reference in the registration statement. On the basis of these inquiries and our reading of the minutes as described in 4., nothing came to our attention that caused us to believe that there was any such change or decrease, except that capital stock changed as follows (in millions of NT dollars):

                                                                      Capital
                                                                       Stock
                                                                      -------
               December 31, 2007
               May xx, 2007


     b. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether 1) at [May xx, 2007], there was any change in capital stock, decrease in cash and cash equivalents or increase in long-term debt of the unconsolidated company as compared with amounts shown in the March 31, 2007 unaudited unconsolidated ROC GAAP balance sheet incorporated by reference in the registration statement, or 2) for the period from April 1, 2007 to May xx, 2007, there were any decreases, as compared with the corresponding period in the preceding year, in unconsolidated net revenue. Those officials stated that (1) at May xx, 2007, there was no change in the capital stock, no decrease in cash and cash equivalents and no increase in long-term debt of the unconsolidated company as compared with amounts shown in the March 31, 2007 unaudited unconsolidated ROC GAAP balance sheet incorporated by reference in the registration statement and attached as Attachment I to this letter and (2) there were no decreases for the period from April 1, 2007 to May xx, 2007, as compared with the corresponding period in the preceding year, in unconsolidated net revenue, except changes as follows (in millions of NT dollars):

                                                    Capital   Cash and Cash
                                                     Stock      Equivalent
                                                    -------   -------------
               March 31, 2007
               May xx, 2007


                                                                Net revenue
                                                               -------------
               April 1 to May xx, 2006
               April 1 to May xx, 2007


8. For purposes of this letter, we have also read the items identified by you on the attached copy of the registration statement including the documents incorporated by reference therein, and have performed the procedures with respect to the symbols listed in Attachment III hereto.

9. Our audit of the financial statements for the periods referred to in the introductory paragraph of this letter comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated in Attachment III hereto, and, accordingly, we express no opinion thereon.

10. It should be understood that we make no representation regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in Attachment III hereto; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages discussed in such Attachment hereto. Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosure or whether any material facts have been omitted.

11. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.


Very truly yours,



Deloitte & Touche
Taipei, Taiwan,
The Republic of China

                                                                  ATTACHMENT III

A. Compared the dollar amounts, descriptions of amounts, numbers or percentages with corresponding information shown for the respective periods in the Company's audited consolidated financial statements incorporated by reference in the registration statement and found them to be in agreement (after giving effect to rounding where applicable).

B. Proved the arithmetic accuracy of the dollar amounts, numbers or percentages, based on information included in or derived from the Company's audited consolidated financial statements incorporated by reference in the registration statement (after giving effect to rounding where applicable).

C. Compared the dollar amounts, descriptions of amounts, numbers or percentages with corresponding information shown for the respective periods in the Company's audited consolidated financial statements not included in or incorporated by reference in the registration statement and found them to be in agreement (after giving effect to rounding where applicable).

D. Proved the arithmetic accuracy of the dollar amounts, numbers or percentages based on information included in the Company's audited consolidated financial statements not included in or incorporated by reference in the registration statement (after giving effect to rounding where applicable).

E. Compared the dollar amounts, descriptions of amounts, numbers or percentages with corresponding information shown for the respective periods in the Company's unaudited interim consolidated financial statements not included or incorporated by reference in the registration statement and attached as Attachment I hereto and found them to be in agreement (after giving effect to rounding where applicable).

F. Proved the arithmetic accuracy of the dollar amounts, numbers or percentages based on information included in the Company's unaudited interim consolidated financial statements not included or incorporated by reference in the registration statement and attached as Attachment I hereto (after giving effect to rounding where applicable).

G. Compared the dollar amounts, descriptions of amounts, numbers or percentages with corresponding information shown for the respective periods in the Company's unaudited interim unconsolidated financial statements incorporated by reference in the registration statement and found them to be in agreement (after giving effect to rounding where applicable).

H. Proved the arithmetic accuracy of the dollar amounts, numbers or percentages based on information included in the Company's unaudited interim unconsolidated financial statements incorporated by reference in the registration statement (after giving effect to rounding where applicable).

I. Compared the amount with a schedule or analysis prepared by employees in the Company's accounting department and found them to be in agreement. Proved the arithmetic accuracy of the schedule or analysis. Traced the amounts in the schedule to the Company's audited accounting records.

J. Compared the amount with a schedule or analysis prepared by employees in the Company's accounting department and found them to be in agreement. Proved the arithmetic accuracy of the schedule or analysis. Traced the amounts in the schedule to the Company's unaudited accounting records.

K. Compared the amount or percentage with schedules prepared by employees in the Company's accounting department and found them to be in agreement. Proved the arithmetic accuracy of the schedule.

L. Proved the arithmetic accuracy of the dollar amount based on the exchange rate for the United States dollar from the US Federal Reserve bank noon buying rate as of December 31, 2006 or March 31, 2007. We make no comment as to the exchange rate used.

M. Proved the arithmetic accuracy of the "as adjusted" dollar and share amounts (after giving effect to rounding where applicable) by giving effect to the corresponding "actual" dollar and share amounts, as applicable, for
     (i) the appropriation from the earnings of 2006, including the stock dividend of x.xxxx common shares per 100 common shares, representing xxxxxxx common shares, cash dividend of NT$x.xxxx per common shares, employee bonus and remuneration to directors and supervisors Compared the amount of earnings appropriation with corresponding information as shown in the minutes of the shareholders' meeting on May x, 2007 and found them to be in agreement.